EXHIBIT 99.1

IVAX DIAGNOSTICS DELAYS FILING ITS FORM 10-Q AND

PROVIDES CERTAIN PRELIMINARY THIRD QUARTER RESULTS

MIAMI—(BUSINESS WIRE)—November 15, 2006—IVAX Diagnostics, Inc. (AMEX:IVD) announced today that it has delayed filing its Quarterly Report on Form 10-Q for the third quarter of 2006. IVAX Diagnostics intends to utilize the five day extension provided by filing a Notification of Late Filing with the Securities and Exchange Commission and expects to file its Quarterly Report on Form 10-Q on or prior to November 20, 2006. This delay has occurred as a result of IVAX Diagnostics’ analysis of the accounting impact of its determinations that certain assets relating to the PARSEC® System are not compatible with future instrument versions and that certain other assets relating to the PARSEC® System had not been properly depreciated. Although the analysis is ongoing, as a result of its determinations, IVAX Diagnostics expects to record a write-off of approximately $500,000 of certain PARSEC® System related assets, of which approximately $150,000 relates to the depreciation.

IVAX Diagnostics also preliminarily reported net revenues for the third quarter of 2006 of $4,852,000, a 3.9% increase over net revenues of $4,669,000 for the third quarter of 2005, and net revenues for the nine months ended September 30, 2006 of $14,933,000, a 2.4% decrease from net revenues of $15,296,000 for the first nine months of 2005.

Giorgio D’Urso, CEO and president of IVAX Diagnostics, also stated, “We previously indicated that we expected to receive 510(k) clearance from the FDA during 2006. However, we now believe that this target will not be realized and that our 510(k) submission to the FDA will occur during the first half of 2007. We continue to believe that the anticipated full commercial release of our proprietary PARSEC® System will have a positive impact on our future operating results and on the laboratory environment that we serve.”

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc., headquartered in Miami, Florida, develops, manufactures and markets proprietary diagnostic reagents, instrumentation, and software in the United States and Italy through its three subsidiaries: Diamedix Corporation, Delta Biologicals S.r.l., and ImmunoVision, Inc. Teva Pharmaceutical Industries Limited, through its wholly-owned IVAX Corporation subsidiary, owns approximately 72% of IVAX Diagnostics, Inc.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation: the write-off discussed above being greater than IVAX Diagnostics has currently estimated; the write-off discussed above impacting IVAX Diagnostics’ financial statements for prior periods; additional accounting adjustments may be necessary; IVAX Diagnostics’ financial results may take longer to prepare than anticipated; IVAX Diagnostics may be determined to have a significant deficiency or material weakness in its internal controls; the assumptions and estimates on which IVAX Diagnostics has based the preliminary financial information set forth above may prove to be incorrect, inadequate or incomplete; IVAX Diagnostics’ actual financial results for the three and nine months ended September 30, 2006 may differ materially from the preliminary results set forth above; IVAX Diagnostics may not be able to file its Quarterly

Report on Form 10-Q for the third quarter of 2006 on or prior to the extended deadline set forth above; IVAX Diagnostics may not be able to file financial statements for future periods on a timely basis or at all; risks and uncertainties regarding the PARSEC® System, including, without limitation, that the PARSEC® System may not perform as or be available when expected, that IVAX Diagnostics may not be able to make its 510(k) submission to the FDA for the PARSEC® System during the first half of 2007 or at all, that IVAX Diagnostics may not be able to obtain 510(k) clearance from the FDA for the PARSEC® System when expected or at all, that the delay in the full commercial release of the PARSEC® System may impact the judgments and estimates IVAX Diagnostics has made with respect to its inventory and goodwill, that IVAX Diagnostics’ international activities associated with the PARSEC® System may be impacted by the delay in the full commercial release of the PARSEC® System, that the PARSEC® System may not be a source of revenue growth for IVAX Diagnostics, that IVAX Diagnostics may not receive financial benefits or achieve improved operating results after the full commercial release of the PARSEC® System, that the PARSEC® System may not have a positive impact on the laboratory environment that IVAX Diagnostics serves, that the PARSEC® System may not be a factor in the future growth of IVAX Diagnostics or in allowing it to expand its business beyond its current range of autoimmune and infectious disease assays, that IVAX Diagnostics may not be successful in its marketing of the PARSEC® System, and that customers may not integrate the PARSEC® System into their operations as readily as expected; that improved financial performance or results may not occur; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and factors set forth above, investors should consider the economic, competitive, governmental, technological and other risks and factors discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, in the section entitled “Risk Factors” in IVAX Diagnostics’ Annual Report on Form 10-K for the year ended December 31, 2005.

Contact:	Duane M. Steele
IVAX Diagnostics, Inc.
305-324-2338
www.ivaxdiagnostics.com